                                                                    Exhibit 99.1

ACACIA
RESEARCH
CORPORATION


                                                           CONTACTS: Rob Stewart
                                                              Investor Relations
FOR RELEASE                                                   Tel (949) 480-8300
-----------                                                   Fax (949) 480-8301
July 22, 2004


                 ACACIA RESEARCH REPORTS SECOND QUARTER RESULTS


         Newport Beach, Calif. - (BUSINESS WIRE) - July 22, 2004 - Acacia Research Corporation (Nasdaq: ACTG; CBMX) today reported results for the three months ended June 30, 2004. Acacia Research Corporation comprises two operating groups, the CombiMatrix group and the Acacia Technologies group.

         "The CombiMatrix group reported revenues of $750,000 during the second quarter of 2004, which were comprised primarily of $701,000 of government contract revenues under its biowarfare detection contract with the Department of Defense and $49,000 of microarray product sales and other contract service revenues," said Dr. Amit Kumar, CEO and President of CombiMatrix Corporation.

         "Significant recent events include the July 2004 launch of our 12,000-site ("12K") CustomArray product for DNA expression analysis, following the launch of our low-density microarray product in the first quarter. We also began the development and launch of a number of catalog microarrays under this product line. In concert with our product launches, we announced the appointment of our Director of Sales, Mike Tognotti, and have recently hired several regional sales representatives. In addition, we have recently entered into strategic relationships with Axon Instruments and Strand Genomics for microarray readers and data analysis software, respectively. We made good progress on our biowarfare detection contract and have been informed by the Office of U.S. Senator Patty Murray from the State of Washington, that the recent budget which will be approved by Congress and sent to the President's office for his signature, has a line item for an additional $2.3 million for Fiscal Year 2005, for continued development. We also continued to see progress in our nanotechnology partnerships. Finally, we expanded our research, development and licensing agreement with our collaborator, the irsiCaixa Foundation and identified two RNA compounds, which show tremendous in vitro efficacy against the HIV virus, for downstream pre-clinical development," concluded Dr. Kumar.

         "Revenues for the second quarter of 2004 were $666,000. The Acacia Technologies group has entered into 160 licensing agreements to date, including 9 new licensing agreements in the past 10 days following the Markman Order. The new licenses include our second cable TV license and additional e-learning and corporate website licenses. Significant recent events include a license with On Command Corporation, which together with our licenses to LodgeNet, General Dynamics Interactive and NXTV, give us agreements with companies that provide over 90% of the on-demand TV entertainment to the hotel industry in the United States," commented chairman and CEO, Paul Ryan.

ACACIA RESEARCH CORPORATION CONSOLIDATED

FINANCIAL RESULTS

         Consolidated revenues for the second quarter of 2004 were $1,416,000 versus $25,000 in the comparable 2003 period. Second quarter 2004 revenues were comprised of $701,000 in government contract revenue and $49,000 in microarray product sales and other contract service revenues, all of which were recognized by the CombiMatrix group, and Digital Media Transmission ("DMT(R)") license fee revenues totaling $666,000 recognized by the Acacia Technologies group.

         The second quarter 2004 consolidated net loss was $4,669,000 versus $6,774,000 in the comparable 2003 period. The second quarter 2004 results include non-cash patent amortization, asset depreciation and stock compensation charges totaling $865,000 versus $1,549,000 in the comparable 2003 period. The second quarter 2004 results also include a net legal settlement credit of $391,000 related to the change in fair value of AR-CombiMatrix common stock potentially issuable in connection with certain anti-dilution provisions of the September 2002 settlement agreement with Nanogen, Inc. The results for the comparable 2003 period include a non-cash charge totaling $207,000 related to the write-down of our investment in ADX Corporation.

         Consolidated research and development expenses in the second quarter of 2004, comprised solely of costs incurred by the CombiMatrix group, were $2,062,000 (including government contract costs) versus $2,158,000 in the comparable 2003 period. Second quarter 2004 research and development activities included increased costs incurred in connection with the CombiMatrix group's commitments under its biowarfare detection contract with the Department of Defense and costs related to other internal research and development efforts in the areas of genomics, drug discovery and development and material sciences. Research and development expenses in the comparable 2003 period related primarily to the CombiMatrix group's research and development agreements with Roche Diagnostics, GmbH ("Roche"), which were completed in the first quarter of 2004.

         Marketing, general and administrative expenses in the second quarter of 2004 increased to $3,964,000 from $3,552,000 in the comparable 2003 period, due primarily to the addition of licensing and business development personnel for the Acacia Technology group, an increase in marketing and sales costs related to the launch of the CombiMatrix group's CustomArray(TM) DNA microarray platform in March 2004, an increase in corporate professional fees related to ongoing Sarbanes-Oxley compliance projects at both operating groups and an increase in the Acacia Technologies group's general and administrative overhead costs related to ongoing operations. Acacia Technologies group's patent related legal expenses in the second quarter of 2004 were consistent with the comparable 2003 period as we continued our DMT(R) patent commercialization and enforcement programs.

FINANCIAL CONDITION

         Total consolidated assets were $99,721,000 as of June 30, 2004 compared to $90,040,000 as of December 31, 2003. Cash and cash equivalents and short-term investments on a consolidated basis totaled $60,394,000 as of June 30, 2004 compared to $50,500,000 as of December 31, 2003.

         In April 2004, Acacia Research Corporation raised net proceeds of approximately $13,700,000 through the sale of three million shares of Acacia Research - CombiMatrix common stock in a registered direct offering. The net proceeds from this offering were attributed to the CombiMatrix group.


COMBIMATRIX GROUP
(A DIVISION OF ACACIA RESEARCH CORPORATION)

FINANCIAL RESULTS

         Revenues for the second quarter of 2004 were $750,000 versus $6,000 in the comparable 2003 period. Second quarter 2004 revenues were comprised of $701,000 in government contract revenues and $49,000 in microarray product sales and other contract service revenues.

         The second quarter 2004 division net loss was $3,516,000 versus a division net loss of $5,197,000 in the comparable 2003 period. The second quarter 2004 divisional results include non-cash patent amortization, asset depreciation and stock compensation charges totaling $727,000 versus $1,393,000 in the comparable 2003 period. The second quarter 2004 divisional results also include a net legal settlement credit totaling $391,000 related to the fair value of AR-CombiMatrix common stock potentially issuable in connection with certain anti-dilution provisions of the September 2002 settlement agreement with Nanogen, Inc.

         Second quarter 2004 research and development expenses were $2,062,000 (including government contract costs) versus $2,158,000 in the comparable 2003 period. Second quarter 2004 research and development activities included increased government contract costs incurred in connection with the CombiMatrix group's commitments under its biowarfare detection contract with the Department of Defense and other internal research and development efforts in the areas of genomics, drug discovery and development and material sciences. Research and development expenses in the comparable 2003 period related primarily to the CombiMatrix group's research and development agreements with Roche, which were completed in the first quarter of 2004.

         Marketing, general and administrative expenses in the second quarter of 2004 increased to $2,228,000 from $2,099,000 in the comparable 2003 period, due primarily to an increase in marketing and sales costs related to the launch of the CombiMatrix group's CustomArray(TM) DNA microarray platform in March 2004 and an increase in corporate professional fees related to ongoing Sarbanes-Oxley compliance projects.

FINANCIAL CONDITION

         Total assets for the CombiMatrix group were $61,418,000 as of June 30, 2004 compared to $50,161,000 as of December 31, 2003. Cash and cash equivalents and short-term investments totaled $28,921,000 as of June 30, 2004 compared to $17,299,000 as of December 31, 2003.

         In April 2004, Acacia Research Corporation raised net proceeds of approximately $13,700,000 through the sale of three million shares of Acacia Research - CombiMatrix common stock in a registered direct offering. The net proceeds from this offering were attributed to the CombiMatrix group.


ACACIA TECHNOLOGIES GROUP
(A DIVISION OF ACACIA RESEARCH CORPORATION)

FINANCIAL RESULTS

         DMT(R) license fee revenues for the second quarter of 2004 were $666,000 versus $19,000 in the comparable 2003 period. To date the Acacia Technologies group has entered into 160 license agreements for its DMT(R) technology. All of the Acacia Technologies group's material DMT(R) license agreements provide for license fee payments to be made by the respective licensees over the term of the licenses.

         The second quarter 2004 division net loss from continuing operations was $1,049,000 versus $1,577,000 in the comparable 2003 period. Included in the second quarter 2004 divisional results are non-cash patent amortization and depreciation charges totaling $138,000 versus $156,000 in the comparable 2003 period. The divisional results for the comparable 2003 period also includes a non-cash charge totaling $207,000 related to the write-down of our investment in ADX Corporation.

         The second quarter 2004 results also include a $104,000 charge, net of minority interests, related to estimated additional costs to be incurred in connection with the discontinued operations of Soundbreak.com, related primarily to certain noncancellable lease obligations and the inability to sublease the related office space at rates commensurate with existing obligations or negotiate more favorable terms.

         Marketing, general and administrative expenses in the second quarter of 2004 increased to $1,160,000 from $878,000 in the comparable 2003 period, due primarily to the addition of licensing and business development personnel, an increase in corporate professional fees related to ongoing Sarbanes-Oxley compliance projects and an increase in general and administrative overhead costs in connection with ongoing operations. Acacia Technologies group's patent related legal expenses in the second quarter of 2004 were consistent with the comparable 2003 period as we continued our DMT(R) patent commercialization and enforcement programs.

FINANCIAL CONDITION

         Total assets for the Acacia Technologies group were $38,573,000 as of June 30, 2004 compared to $39,978,000 as of December 31, 2003. Cash and cash equivalents and short-term investments totaled $31,473,000 as of June 30, 2004 compared to $33,201,000 as of December 31, 2003.


BUSINESS HIGHLIGHTS AND RECENT DEVELOPMENTS
-------------------------------------------

Business highlights of the second quarter and recent developments include:

         COMBIMATRIX GROUP:

         o In April 2004, Acacia Research Corporation raised net proceeds of approximately $13,700,000 through the sale of three million shares of Acacia Research - CombiMatrix common stock in a registered direct offering. The net proceeds from this offering were attributed to the CombiMatrix group.

         o In April 2004, the CombiMatrix group named Mark A. Kay, MD, Ph.D., to its Scientific Advisory Board. Dr. Kay is a Professor, Departments of Pediatrics and Genetics, and Director, Program in Human Gene Therapy, at the Stanford University School of Medicine. Dr. Kay is one of the founders of and is currently the Vice President of the American Society of Gene Therapy and a leader and pioneer in areas including RNAi, gene and nucleic-acid drug delivery, and gene therapy.

         o In June 2004, the CombiMatrix group announced that it will launch the CustomArray(TM)12K DNA expression array in July 2004, offering researchers the ability to order a fully customizable array with more than 12,000 sites. CustomArray(TM) 12K expands CombiMatrix's microarray portfolio to meet the needs of a broader research audience. CustomArray(TM) products enable researchers to study any combination of genes from any genome on a single chip. In addition to the complete customization and flexibility inherent in the CustomArray(TM) chips, CombiMatrix has simplified the ordering process with the first online custom microarray ordering website.

         o In June 2004, the CombiMatrix group entered into a co-marketing relationship with Axon Instruments, Inc., to jointly support sales of CombiMatrix's CustomArray(TM) microarray platform and Axon's GenePix scanners.

         o In July 2004, the CombiMatrix group introduced the first two in a series of catalog gene-expression microarrays. These two arrays focus on human drug metabolism and toxicology.

         o In July 2004, the CombiMatrix group entered into a co-marketing agreement with Strand Genomics to market Strand's data analysis tool for microarrays, with customized features that support CombiMatrix's CustomArray(TM) products.

         o In July 2004, the CombiMatrix group expanded its relationship with the irsiCaixa Foundation in Spain and selected two drug candidates for downstream pre-clinical development. The expanded agreement covers additional funding of research at irsiCaixa for the Human Immunodeficiency Virus ("HIV") and the Hepatitis C Virus ("HCV").

         ACACIA TECHNOLOGIES GROUP:

         o To date the Acacia Technologies group has entered into 160 DMT(R)technology licensing agreements, including agreements with B&C Cablevision, Central Valley Cable TV, LLC, CinemaNow, Inc., Disney Enterprises, Inc., General Dynamics Interactive Corporation, Grupo Pegaso, LodgeNet Entertainment Corporation, NXTV, Inc., On Command Corporation, Oral Roberts University,
                  T. Rowe Price, 24/7 University, Inc., Virgin Radio and Wachovia Corporation.

         o In June 2004, for the mutual purpose of settling their then existing litigation, Acacia Media Technologies Corporation entered into a license agreement for its DMT(R) technology with On Command Corporation. The license to On Command Corporation resolved a patent infringement lawsuit filed by Acacia Media Technologies Corporation against On Command Corporation and its related companies, and counterclaims filed by On Command Corporation against Acacia Media Technologies Corporation.

         o In June 2004, Acacia Media Technologies Corporation filed a complaint in the District Court for the Northern District of California alleging infringement of Acacia Media Technologies Corporation's DMT(R) patents against 9 cable and satellite companies. Companies named as defendants in the lawsuit include Comcast Corporation, Charter Communications, Inc., The DirectTV Group, Inc., Echostar Communications Corporation, Boulder Ridge Cable TV, Central Valley Cable TV, LLC, Seren Innovations, Inc., Cox Communications, Inc., and Hospitality Network, Inc. (a wholly owned subsidiary of Cox that supplies hotel on-demand TV services). In July 2004, Acacia Media Technologies executed a license and settlement agreement with Central Valley Cable TV.

         o On July 12, 2004, the United States District Court for the Central District of California issued a Markman Order giving the Court's construction of some of the disputed patent terms and phrases, and inviting further briefing or motions with respect to other patent terms that are in dispute in Acacia Media Technologies' ongoing litigation involving the Acacia Technologies group's DMT(R) patents against adult entertainment companies. The Court set a telephonic case management conference for August 17, 2004 at which time the Court will set a schedule for additional motions and briefing on Markman related issues. Acacia Research Corporation issued a statement regarding the Markman Order in a press release on July 13, 2004.

         o        In July 2004, the Acacia Technologies group acquired U.S.
                  Patent No. 6,226,677 from LodgeNet Entertainment Corporation. The newly acquired patent has several potential licensing opportunities, including DSL registrations, wireless "hotspots", and hotel high-speed Internet access ("HSIA"). The patent covers technology and methods for redirecting users to a login page when accessing the Internet.

         A conference call is scheduled for today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern). Paul R. Ryan, Chairman and CEO of Acacia Research, Robert "Chip" Harris, President, and Amit Kumar, Ph.D., CEO and President of CombiMatrix Corporation will host the call.

         The CombiMatrix Group presentation and Q&A will precede the Acacia Technologies Group presentation and Q&A session.

         To listen to the presentation by phone, dial (888) 857-6932 for domestic callers and (719) 457-2604 for international callers, both of whom will need to provide the operator with the confirmation code 690397. A replay of the audio presentation will be available for 30 days at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, both of whom will need to enter the code 690397 when prompted.

         The call is being webcast by CCBN and can be accessed at Acacia Research Corporation's website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

The Acacia Technologies Group develops, acquires, and licenses patented technologies. Acacia's DMT(R) technology, which is supported by 5 U.S. and 31 foreign patents, relates to audio and audio/video transmission and receiving systems commonly known as audio-on-demand, video-on-demand, and audio/video streaming, and is used for distributing digital content via several means including Internet, cable, satellite and wireless systems.

The CombiMatrix group is developing a platform technology to rapidly produce customizable active biochips, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. CombiMatrix's technology has a wide range of applications including DNA synthesis/diagnostics, drug discovery, and immunochemical detection. CombiMatrix's Express Tracksm drug discovery program is a systems biology approach, using its technology, to target common viral diseases with siRNA compounds.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia
Research-CombiMatrix (Nasdaq:CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about the Acacia Technologies group and the CombiMatrix group is available at www.acaciaresearch.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED UPON OUR CURRENT EXPECTATIONS AND SPEAK ONLY AS OF THE DATE HEREOF. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS AND UNCERTAINTIES, INCLUDING THE RECENT ECONOMIC SLOWDOWN AFFECTING TECHNOLOGY COMPANIES, OUR ABILITY TO SUCCESSFULLY DEVELOP PRODUCTS, RAPID TECHNOLOGICAL CHANGE IN OUR MARKETS, CHANGES IN DEMAND FOR OUR FUTURE PRODUCTS, LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS AND GENERAL ECONOMIC CONDITIONS. OUR ANNUAL REPORT ON FORM 10-K, RECENT AND FORTHCOMING QUARTERLY REPORTS ON FORM 10-Q, RECENT CURRENT REPORTS ON FORMS 8-K AND 8-K/A, AND OTHER SEC FILINGS DISCUSS SOME OF THE IMPORTANT RISK FACTORS THAT MAY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. WE UNDERTAKE NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON.

                           ACACIA RESEARCH CORPORATION
                          SUMMARY FINANCIAL INFORMATION
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)
                                   (UNAUDITED)

CONSOLIDATED BALANCE SHEET INFORMATION

                                        JUNE 30,    DECEMBER 31,
                                          2004         2003
                                          ----         ----

Total Assets                            $99,721      $90,040
                                        =======      =======
Total Liabilities                       $12,933      $28,513
                                        =======      =======
Minority Interests                      $   780      $ 1,127
                                        =======      =======
Total Stockholders' Equity              $86,008      $60,400
                                        =======      =======

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                               FOR THE THREE MONTHS ENDED   FOR THE SIX MONTHS ENDED
                                                                               -------------------------- --------------------------
                                                                                  JUNE 30,    JUNE 30,      JUNE 30,      JUNE 30,
                                                                                   2004         2003          2004          2003
                                                                               ------------ ------------- ------------- ------------
Revenues:
     Research and development contract ......................................  $        --  $         --  $     17,302  $        --
     License fees ...........................................................          666            19         1,265           25
     Government contract ....................................................          701            --           918           --
     Service contracts ......................................................            5             6            86           13
     Products ...............................................................           44            --            60          209
                                                                               ------------ ------------- ------------- ------------

        Total revenues ......................................................        1,416            25        19,631          247
                                                                               ------------ ------------- ------------- ------------

Operating expenses:
     Cost of product sales ..................................................           36            --            40           77
     Cost of government contract revenues ...................................          653            --           858           --
     Research and development expenses ......................................        1,409         2,158         2,792        4,493
     Non-cash stock compensation amortization - research and development ....           32           280           101          282
     Marketing, general and administrative expenses .........................        3,964         3,552         7,850        7,807
     Non-cash stock compensation amortization - marketing,
        general and administrative ..........................................          143           496           477          634
     Amortization of patents ................................................          399           399           798          799
     Legal settlement charges (credit) ......................................         (391)           --           866           --
                                                                               ------------ ------------- ------------- ------------

     Total operating expenses ...............................................        6,245         6,885        13,782       14,092
                                                                               ------------ ------------- ------------- ------------

     Operating income (loss) ................................................       (4,829)       (6,860)        5,849      (13,845)
                                                                               ------------ ------------- ------------- ------------

Other income (expenses) .....................................................          192            (4)          350          248
                                                                               ------------ ------------- ------------- ------------

Income (loss) from operations before income taxes and minority interests ....       (4,637)       (6,864)        6,199      (13,597)

Benefit for income taxes ....................................................           69            66           136          126
                                                                               ------------ ------------- ------------- ------------

Income (loss) from continuing operations before minority interests ..........       (4,568)       (6,798)        6,335      (13,471)

Minority interests ..........................................................            3            24             3           30
                                                                               ------------ ------------- ------------- ------------

Income (loss) from continuing operations ....................................       (4,565)       (6,774)        6,338      (13,441)

Discontinued operations:

   Estimated loss on disposal of discontinued operations ....................         (104)           --          (104)          --
                                                                               ------------ ------------- ------------- ------------

Net income (loss) ...........................................................  $    (4,669) $     (6,774) $      6,234  $   (13,441)
                                                                               ============ ============= ============= ============

Earnings (loss) per common share:
Attributable to the Acacia Technologies group:
  Net loss ..................................................................  $    (1,153) $     (1,577) $     (2,142) $    (3,071)
  Basic and diluted loss per share ..........................................        (0.06)        (0.08)        (0.11)       (0.16)

Attributable to the CombiMatrix group:
Basic
  Net income (loss) .........................................................  $    (3,516) $     (5,197) $      8,376  $   (10,370)
  Basic earnings (loss) per share ...........................................        (0.12)        (0.21)         0.29        (0.44)
Diluted
  Net income (loss) .........................................................  $    (3,516) $     (5,197) $      8,376  $   (10,370)
  Diluted earnings (loss) per share .........................................        (0.12)        (0.21)         0.28        (0.44)

Weighted average shares:
  Acacia Research - Acacia Technologies stock:
    Basic and diluted .......................................................   19,787,466    19,640,808    19,769,901   19,640,808
                                                                               ============ ============= ============= ============
  Acacia Research - CombiMatrix stock:
    Basic ...................................................................   30,459,576    24,183,340    28,867,101   23,586,624
                                                                               ============ ============= ============= ============
    Diluted .................................................................   30,459,576    24,183,340    30,385,512   23,586,624
                                                                               ============ ============= ============= ============

                                COMBIMATRIX GROUP
                   (A DIVISION OF ACACIA RESEARCH CORPORATION)
                          SUMMARY FINANCIAL INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

GROUP BALANCE SHEET INFORMATION

                                        JUNE 30,      DECEMBER 31,
                                          2004           2003
                                          ----           ----

Total Assets                            $ 61,418      $ 50,161
                                        ========      ========
Total Liabilities                       $  7,765      $ 24,424
                                        ========      ========
Minority Interests                      $     --      $     --
                                        ========      ========
Total Stockholders' Equity              $ 53,653      $ 25,737
                                        ========      ========


GROUP STATEMENTS OF OPERATIONS

                                                                         FOR THE THREE MONTHS ENDED     FOR THE SIX MONTHS ENDED
                                                                        ----------------------------  ----------------------------
                                                                        JUNE 30, 2004  JUNE 30, 2003  JUNE 30, 2004  JUNE 30, 2003
                                                                        -------------  -------------  -------------  -------------
Revenues:
  Research and development contract ...............................     $     --       $     --       $ 17,302       $     --
  Government contract .............................................          701             --            918             --
  Service contracts ...............................................            5              6             86             13
  Products ........................................................           44             --             60            209
                                                                        ---------      ---------      ---------      ---------

    Total revenues ................................................          750              6         18,366            222
                                                                        ---------      ---------      ---------      ---------

Operating expenses:
  Cost of product sales ...........................................           36             --             40             77
  Cost of government contract revenues ............................          653             --            858             --
  Research and development expenses ...............................        1,409          2,158          2,792          4,493
  Non-cash compensation amortization - research and development ...           32            280            101            282
  Marketing, general and administrative expenses ..................        2,228          2,099          4,506          4,768
  Non-cash compensation amortization - marketing, general
    and administrative ............................................          143            496            477            634
  Amortization of patents .........................................          274            274            548            548
  Legal settlement charges (credit) ...............................         (391)            --            866             --
                                                                        ---------      ---------      ---------      ---------

    Total operating expenses ......................................        4,384          5,307         10,188         10,802
                                                                        ---------      ---------      ---------      ---------

    Operating income (loss) .......................................       (3,634)        (5,301)         8,178        (10,580)
                                                                        ---------      ---------      ---------      ---------

Other income ......................................................          84             45            130            112
                                                                        ---------      ---------      ---------      ---------

Income (loss) from operations before income taxes
  and minority interests ..........................................       (3,550)        (5,256)         8,308        (10,468)

Benefit for income taxes ..........................................           34             35             68             68
                                                                        ---------      ---------      ---------      ---------

Income (loss) from operations before minority interests ...........       (3,516)        (5,221)         8,376        (10,400)

Minority interests ................................................           --             24             --             30
                                                                        ---------      ---------      ---------      ---------

Division net income (loss) ........................................     $ (3,516)      $ (5,197)      $  8,376       $(10,370)
                                                                        =========      =========      =========      =========

                            ACACIA TECHNOLOGIES GROUP
                   (A DIVISION OF ACACIA RESEARCH CORPORATION)
                          SUMMARY FINANCIAL INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

GROUP BALANCE SHEET INFORMATION

                                JUNE 30,    DECEMBER 31,
                                  2004         2003
                                  ----         ----

Total Assets                    $38,573      $39,978
                                =======      =======
Total Liabilities               $ 5,438      $ 4,188
                                =======      =======
Minority Interests              $   780      $ 1,127
                                =======      =======
Total Stockholders' Equity      $32,355      $34,663
                                =======      =======


GROUP STATEMENTS OF OPERATIONS

                                                                  FOR THE THREE MONTHS ENDED      FOR THE SIX MONTHS ENDED
                                                                 ----------------------------  ----------------------------
                                                                 JUNE 30, 2004  JUNE 30, 2003  JUNE 30, 2004  JUNE 30, 2003
                                                                 -------------  -------------  -------------  -------------
Revenues:
  License fees ............................................      $   666        $    19        $ 1,265        $    25
                                                                 --------       --------       --------       --------
    Total revenues ........................................          666             19          1,265             25
                                                                 --------       --------       --------       --------

Operating expenses:
  Marketing, general and administrative expenses ..........        1,160            878          2,166          2,202
  Legal expenses - patents ................................          576            575          1,178            837
  Amortization of patents .................................          125            125            250            251
                                                                 --------       --------       --------       --------

    Total operating expenses ..............................        1,861          1,578          3,594          3,290
                                                                 --------       --------       --------       --------

    Operating income (loss) ...............................       (1,195)        (1,559)        (2,329)        (3,265)
                                                                 --------       --------       --------       --------

Other income (expenses) ...................................          108            (49)           220            136
                                                                 --------       --------       --------       --------

Income (loss) from operations before
  income taxes and minority interests .....................       (1,087)        (1,608)        (2,109)        (3,129)

Benefit for income taxes ..................................           35             31             68             58
                                                                 --------       --------       --------       --------

Loss from continuing operations before
  minority interests ......................................       (1,052)        (1,577)        (2,041)        (3,071)

Minority interests ........................................            3             --              3             --
                                                                 --------       --------       --------       --------

Loss from continuing operations ...........................       (1,049)        (1,577)        (2,038)        (3,071)

Discontinued operations:

  Estimated loss on disposal of discontinued operations ...         (104)            --           (104)            --
                                                                 --------       --------       --------       --------

Division net loss .........................................      $(1,153)       $(1,577)       $(2,142)       $(3,071)
                                                                 ========       ========       ========       ========


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